EXHIBIT 99.1


                 METTLER-TOLEDO INTERNATIONAL INC. REPORTS
                         THIRD QUARTER 2004 RESULTS

              - - SOLID EARNINGS AND CASH FLOW GENERATION - -
     -- ADDITIONAL $200 MILLION STOCK REPURCHASE PROGRAM AUTHORIZED --


GREIFENSEE, Switzerland and COLUMBUS, Ohio, USA - November 4, 2004 - Mettler-Toledo International Inc. (NYSE: MTD) today announced net earnings of $24.6 million, or $0.54 per share on a diluted basis, for the quarter ended September 30, 2004. This compares with net earnings per share of $0.53 for the third quarter of 2003. Costs related to the previously disclosed investigation included in the third quarter 2004 net earnings amounted to $0.04 per share.

Sales for the quarter were $342.0 million, compared with $320.8 million in the prior year. This represents a 7% increase in reported sales, consisting of a 3% increase in local currency sales and a 4% increase due to currency. Adjusted operating income amounted to $40.9 million, compared with $39.8 million last year. Included in adjusted operating income in the current quarter are $2.7 million in investigation costs. Operating cash flow in the quarter increased 20% over the prior year to $47.0 million.

Sales for the nine-month period were $1.005 billion, compared with $934.0 million in the prior year. This represents an 8% increase in reported sales, consisting of 3% local currency sales growth and a 5% increase due to currency. For the nine-month period, net earnings per share were $1.57 in 2004, compared with $1.38 in 2003. The 2004 amount includes $0.06 per share in investigation costs. The 2003 amount includes a restructuring charge related to the closure of the Company's French manufacturing facility. Net earnings per share for the 2003 period would have been $0.09 higher without this charge. Adjusted operating income for the nine month period was $120.4 million in 2004 and $107.8 million in 2003. Adjusted operating income in 2004 includes investigation-related costs of $3.9 million and in 2003 includes the restructuring charge of $5.4 million. Operating cash flow for the nine-month period was $121.9 million, versus $78.5 million in the prior period, an increase of 55%.

Robert F. Spoerry, Chairman, President and Chief Executive Officer, stated, "We are pleased with our operating performance in the quarter. Local currency sales growth was in line with our expectations and gross margins were strong. Most product lines achieved growth, with our business in China particularly robust. We are also pleased to deliver another quarter of solid cash flow generation."

The Board of Directors had previously authorized a $100 million stock repurchase program through the end of 2005 of which the Company has spent $60 million to date. The Company expects to utilize the remainder of the current program by year end. The Company announced that the Board of Directors authorized an additional $200 million in share repurchases through December 31, 2006. Spoerry commented, "Our cash flow generation is excellent, and the expanded share repurchase program reflects our continued confidence in the strength of our franchise. We believe this program will enhance shareholder value and given our strong balance sheet and growing cash flow will not constrain our acquisition strategy." The Company added that repurchases will be made through open market transactions, and the timing will depend on the level of acquisition activity, business and market conditions, stock price, trading restrictions and other factors.

Spoerry concluded, "The economic outlook for the next year remains uncertain given the potential impact of higher oil prices and the strength of the recovery in Europe. While this uncertainty remains a concern, we are confident that our strategic initiatives remain well on track. These initiatives include improving the effectiveness of our sales, service and marketing organization; introducing exciting new products; and continuing efforts to improve the efficiency of our supply chain. Based on these growth initiatives and an economic environment similar to today's, we are currently targeting 2005 EPS in the range of $2.65 to $2.75, assuming local currency sales growth of 3% to 5% before acquisitions." The Company noted that the EPS guidance does not reflect proposed accounting changes for equity-based compensation. The Company added that it expects 2004 EPS to be at the high end of the current guidance of $2.35 to $2.40 per share, excluding investigation-related costs.

The Company estimates that the remaining costs associated with the investigation will be between $1 million and $2 million through the end of 2004.

For the nine months ended September 30, 2004, the Company reported local currency sales growth of 3% in the Americas and 16% in Asia and Rest of World and a 1% decline in local currency sales in Europe.

The Company will host a conference call to discuss its third quarter results today (Thursday, November 4) at 5:00 p.m. Eastern Time. To hear a live webcast or replay of the call, visit the investor relations page on the Company's website at www.mt.com.

METTLER TOLEDO is a leading global supplier of precision instruments and services. The Company is the world's largest manufacturer and marketer of weighing instruments for use in laboratory, industrial and food retailing applications. The Company also holds top-three market positions in several related analytical instruments and is a leading provider of automated chemistry systems used in drug and chemical compound discovery and development. In addition, the Company is the world's largest manufacturer and marketer of metal detection and other end-of-line inspection systems used in production and packaging and holds a leading position in certain process analytics applications. Additional information about METTLER TOLEDO can be found on the World Wide Web at "www.mt.com."

Statements in this discussion which are not historical facts may be considered "forward-looking statements" that involve risks and uncertainties. For a discussion of these risks and uncertainties, which could cause actual events or results to differ from those contained in the forward-looking statements, see Exhibit 99.1 to the Company's Annual Report on Form 10-K for the most recently ended fiscal year. The Company assumes no obligation to update this press release.

                                        METTLER-TOLEDO INTERNATIONAL INC.
                                        COMPARATIVE FINANCIAL INFORMATION
                                    (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)
                                              THREE months ended               THREE months ended
                                              September 30, 2004               September 30, 2003
                                                     (unaudited)    %                 (unaudited)      %

Net sales                                            $  342,048    100.0  (a)       $    320,814     100.0
Cost of sales                                           176,293     51.5                 168,950      52.7
                                                     ----------   ------            ------------    ------
  Gross profit                                          165,755     48.5                 151,864      47.3

Research and development                                 20,190      5.9                  19,277       6.0
Selling, general and administrative                     104,683     30.6                  92,783      28.9
                                                     ----------   ------            ------------     -----
  Adjusted operating income                              40,882     12.0                  39,804      12.4

Amortization                                              2,925      0.9                   2,909       0.9
Interest expense                                          2,909      0.8                   3,102       1.0
Other charges (income), net                                (135)    (0.0)                   (753)     (0.3)
                                                     ----------    -----             ------------    -----
  Earnings before taxes                                  35,183     10.3                  34,546      10.8

Provision for taxes                                      10,555      3.1                  10,364       3.3
                                                     ----------   ------            ------------    ------
  Net earnings                                       $   24,628      7.2            $     24,182       7.5
                                                     ==========   ======            ============    ======

Diluted per share amounts:

  Net earnings                                       $     0.54                     $       0.53

  Weighted average number of common shares           45,520,086                       45,568,383


 Notes:
(a) Net sales in U.S. dollars increased 7% as compared to the same period in 2003, of which 4% was due to currency exchange rate fluctuations.

                                        METTLER-TOLEDO INTERNATIONAL INC.
                                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                    (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)
                                                            AS REPORTED                    AS REPORTED
                                                            -----------                    -----------
                                                     THREE months ended             THREE months ended
                                                     September 30, 2004             September 30, 2003
                                                            (unaudited)                    (unaudited)

Net sales                                                     $  342,048                    $  320,814
Cost of sales                                                    176,293                       168,950
                                                              ----------                    ----------
      Gross profit                                               165,755                       151,864

Research and development                                          20,190                        19,277
Selling, general and administrative                              104,683                        92,783
Amortization                                                       2,925                         2,909
Interest expense                                                   2,909                         3,102
Other charges (income), net                                         (135)                         (753)
                                                              -----------                   -----------
      Earnings before taxes                                       35,183                        34,546

Provision for taxes                                               10,555                        10,364
                                                              ----------                    ----------
      Net earnings                                            $   24,628                    $   24,182
                                                              ==========                    ==========

Basic earnings per common share:
      Net earnings                                            $     0.56                    $     0.54
      Weighted average number of common shares                44,320,477                    44,485,712

Diluted earnings per common share:
      Net earnings                                            $     0.54                    $     0.53
      Weighted average number of common shares                45,520,086                    45,568,383



                                        METTLER-TOLEDO INTERNATIONAL INC.
                                        COMPARATIVE FINANCIAL INFORMATION
                                    (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)
                                                NINE months ended               NINE months ended
                                               September 30, 2004              September 30, 2003
                                                      (unaudited)    %                (unaudited)    %
Net sales                                             $1,005,249   100.0 (a)         $  933,985    100.0
Cost of sales                                            521,299    51.9                492,052     52.7
                                                      ----------   -----             ----------    -----
  Gross profit                                           483,950    48.1                441,933     47.3

Research and development                                  61,009     6.0                 57,085      6.1
Selling, general and administrative                      302,512    30.1                271,596     29.1
Restructuring charge                                           -       -                  5,444      0.6 (b)(c)
                                                      ----------   -----             -----------   -----
  Adjusted operating income                              120,429    12.0                107,808     11.5

Amortization                                               8,629     0.8                  8,576      0.9
Interest expense                                           9,647     1.0                 10,678      1.1
Other charges (income), net                                 (231)   (0.0)                (1,298)    (0.1)
                                                      ----------   -----             ----------    -----
  Earnings before taxes                                  102,384    10.2                 89,852      9.6

Provision for taxes                                       30,716     3.1                 26,955      2.9
                                                      ----------   -----             -----------   -----
  Net earnings                                        $   71,668     7.1             $   62,897      6.7
                                                      ==========  ======            ===========    =====

Diluted per share amounts:

  Net earnings                                        $     1.57                  $        1.38 (d)

  Weighted average number of common shares            45,702,557                     45,441,437


 Notes:
(a) Net sales in U.S. dollars increased 8% as compared to the same period in 2003, of which 5% was due to currency exchange rate fluctuations.

(b) Relates to the final union settlement on the facility closure in France. As described in Note 15 in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, in accordance with U.S. GAAP, the Company accrued the minimum contractual payment required by French law in the restructuring charge taken in the second quarter of 2002.

(c) In the Consolidated Statements of Operations, the restructuring charge is included in Other charges (income), net.

(d) Includes the impact of $0.09 from the restructuring charge, net of tax benefit.

                                        METTLER-TOLEDO INTERNATIONAL INC.
                                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                    (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)


                                                                  AS REPORTED                  AS REPORTED
                                                                  -----------                  -----------
                                                            NINE months ended            NINE months ended
                                                           September 30, 2004           September 30, 2003
                                                                  (unaudited)                  (unaudited)

Net sales                                                         $ 1,005,249                  $   933,985
Cost of sales                                                         521,299                      492,052
                                                                  -----------                  -----------
      Gross profit                                                    483,950                      441,933

Research and development                                               61,009                       57,085
Selling, general and administrative                                   302,512                      271,596
Amortization                                                            8,629                        8,576
Interest expense                                                        9,647                       10,678
Other charges (income), net                                              (231)                       4,146 (a)
                                                                  -----------                  -----------
      Earnings before taxes                                           102,384                       89,852

Provision for taxes                                                    30,716                       26,955 (b)
                                                                  -----------                  -----------
      Net earnings                                                $    71,668                  $    62,897
                                                                  ===========                  ===========

Basic earnings per common share:
      Net earnings                                                $      1.61                  $      1.42
      Weighted average number of common shares                     44,449,189                   44,437,879

Diluted earnings per common share:
      Net earnings                                                $      1.57                  $      1.38
      Weighted average number of common shares                     45,702,557                   45,441,437



(a) Includes a restructuring charge of $5,444 ($3,811 after tax) related to the final union settlement on the facility closure in France. As described in Note 15 in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, in accordance with U.S. GAAP, the Company accrued the minimum contractual payment required by French law in the restructuring charge taken in the second quarter of 2002.

(b)    Includes a tax benefit of $1,633 in respect of (a) above.

                                        METTLER-TOLEDO INTERNATIONAL INC.
                                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                             (AMOUNTS IN THOUSANDS)


                                                                                September 30,        December 31,
                                                                                   2004                2003
                                                                            (unaudited)

Cash and cash equivalents                                                  $     54,048          $   45,116
Accounts receivable, net                                                        239,939             249,353
Inventories, net                                                                156,038             151,764
Other current assets and prepaid expenses                                        59,660              59,304
                                                                           ------------          ----------
         Total current assets                                                   509,685             505,537

Property, plant and equipment, net                                              224,247             231,512
Goodwill and other intangibles                                                  548,670             548,814
Other non-current assets                                                        100,611             101,413
                                                                           ------------          ----------
         Total assets                                                      $  1,383,213          $1,387,276
                                                                           ============          ==========

Short-term debt                                                            $      9,512          $   18,277
Accounts payable                                                                 60,259              68,243
Accrued and other current liabilities                                           271,981             241,389
                                                                           ------------          ----------
         Total current liabilities                                              341,752             327,909

Long-term debt                                                                  185,323             223,239
Other non-current liabilities                                                   182,336             182,132
                                                                           ------------          ----------
         Total liabilities                                                      709,411             733,280

Shareholders' equity                                                            673,802             653,996
                                                                           ------------          ----------
         Total liabilities and shareholders' equity                        $  1,383,213          $1,387,276
                                                                           ============          ==========


                                        METTLER-TOLEDO INTERNATIONAL INC.
                                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                             (AMOUNTS IN THOUSANDS)



CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                               THREE months ended           NINE months ended
                                                                  September 30,               September 30,
                                                               2004            2003         2004         2003
                                                           (unaudited)    (unaudited)   (unaudited)   (unaudited)
 Cash flow from operating activities:
    Net earnings                                           $   24,628     $   24,182    $   71,668    $   62,897
    Adjustments to reconcile net earnings to
      net cash provided by operating activities:
      Depreciation                                              6,728          6,163        19,639        18,852
      Amortization                                              2,925          2,909         8,629         8,576
      Other                                                      (425)        (2,791)         (144)       (2,619)
      Increase (decrease) in cash resulting from
      changes in operating assets and liabilities              13,150          8,600        22,137        (9,252)
                                                           ----------     ----------    ----------    ----------
          Net cash provided by operating activities            47,006         39,063       121,929        78,454
                                                           ----------     ----------    ----------    ----------
Cash flows from investing activities:
    Proceeds from sale of property, plant and
    equipment                                                     339          1,250         1,715         1,854
    Purchase of property, plant and equipment                  (6,850)        (7,040)      (17,517)      (17,642)
    Acquisitions                                               (1,296)        (1,514)       (2,287)       (3,486)
                                                           ----------     ----------    ----------    ----------
          Net cash used in investing activities                (7,807)        (7,304)      (18,089)      (19,274)
                                                           ----------     ----------    ----------    ----------

Cash flows from financing activities:
    Proceeds from borrowings                                   31,607         14,303        68,345        51,604
    Repayments of borrowings                                  (28,183)       (47,932)     (114,683)     (110,622)
    Proceeds from exercise of stock options                     3,993            954        10,899         2,130
    Repurchases of common stock                               (40,523)             -       (60,095)            -
                                                           ----------     ----------    ----------    ----------
          Net cash used in financing activities               (33,106)       (32,675)      (95,534)      (56,888)
                                                           ----------     ----------    ----------    ----------

Effect of exchange rate changes on cash and cash
    equivalents                                                   342          1,161           626         1,676
                                                           ----------     ----------    ----------    ----------

Net increase in cash and cash equivalents                       6,435            245         8,932         3,968

Cash and cash equivalents:
    Beginning of period                                        47,613         35,150        45,116        31,427
                                                           ----------     ----------    ----------    ----------
    End of period                                          $   54,048     $   35,395    $   54,048    $   35,395
                                                           ==========     ==========    ==========    ==========

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

Net cash provided by operating activities                  $   47,006     $   39,063    $  121,929    $   78,454
      Payments in respect of restructuring activities             585          4,606         3,320        13,139
      Proceeds   from  sale  of   property,   plant  and
        equipment                                                 339          1,250         1,715         1,854
      Purchase of property, plant and equipment                (6,850)        (7,040)      (17,517)      (17,642)
      Other                                                        -          (1,204)            -            (3)
                                                            ---------     ----------    ----------    ----------
                                      Free cash flow       $   41,080     $   36,675    $  109,447    $   75,802
                                                           ==========     ==========    ==========    ==========



                                        METTLER-TOLEDO INTERNATIONAL INC.
                                           OTHER OPERATING STATISTICS


SALES GROWTH BY DESTINATION

                                                                     3 months ended September 30, 2004
                                                       --------------------------------------------------------------
                                                            Europe         Americas        Asia/RoW        Total

U.S. dollar sales growth                                       7%               3%             14%           7%
Impact of currency exchange rate fluctuations                 -8%               0%             -3%          -4%
                                                              ---               --             ---          ---
Local currency sales growth                                   -1%               3%             11%           3%


                                                                     9 months ended September 30, 2004
                                                       --------------------------------------------------------------
                                                            Europe         Americas        Asia/RoW        Total

U.S. dollar sales growth                                       8%               3%            20%            8%
Impact of currency exchange rate fluctuations                 -9%               0%            -4%           -5%
                                                              ---               --            ---           ---
Local currency sales growth                                   -1%               3%            16%            3%
